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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eResource Capital Group, Inc. Stock Compensation Plan of our report dated September 21, 2000, except for the first paragraph of
Note 5, as to which the date is September 28, 2000 with respect to the consolidated financial statements of eResource Capital Group, Inc. (formerly flightserv.com) included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000 filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Atlanta Georgia
February 7, 2001